FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 10 1998

C13855-93

CERTIFICATE OF AMENDMENT ~~[illegible]~~ OF ARTICLES OF INCORPORATION
of
B-N-B ENTERPRISES, INC.

Douglas Ansell certifies that:

The original articles were filed with the Office of the Secretary of State on November 8, 1993.

2. As of the date of this certificate, 3,000,000 shares of stock of the corporation have been issued.

3. Pursuant to a shareholders meeting at which in excess of 51% voted in favor of the following amendment, the company hereby adopts the following amendments to the amendment of the Articles of Incorporation of this Corporation:

First: Name of Corporation.

The name of the corporation is Allwest Systems International, LLC. (The "Corporation").

4. On March 6, 1998, the Company executed a forward 1.5 for 1 stock split changing the issued and outstanding shares from 3,000,000 to 4,500,000.

Douglas Ansell, Secretary/Director

State of NEVADA)
) ss.
County of CLARK)

Bruce Barton, Vice President/Director

On March 9th 1998 personally appeared before me, a Notary public, Douglas Ansell and Bruce Barton who acknowledge that they executed the above instrument.

A Notary Public in and for said County and State.

CERTIFICATE OF AMENDMENT OF AMENDMENT TO ARTICLES OF INCORPORATION
of
ALLWEST SYSTEMS INTERNATIONAL, LLC

I, Jonathan Graham certifies that:

1. **The original articles** were **filed with the Office of the Secretary of State on November 8, 1993.**

2. **As of the date of this** certificate, **5,470,000 shares of stock of the corporation have been issued.**

3. **Pursuant to a** shareholders meeting at which in excess of 51% voted in favor o the following amendment, the company hereby adopts the following amendments to the amendment of the Articles of Incorporation of this Corporation:

First: Name of Corporation.

The name of the corporation is Allwest Systems International, Inc. **(the** "Corporation")

____
Jonathan Graham, President/Director

____
Steven D. Pickett, Secretary/Director

State of CO)
)ss.
County of Adams)

On March 29 ________, personally appeared before me, a Notary public, Jonathan **Graham and Steven D. Pickett,** who acknowledged that they executed the above **instrument.**

____
A Notary Public in and for sai
County and State.

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA
MAY 15 1997
C13855-97
DEAN HELLER SECRETARY OF STATE
No. ________

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

B-N-B Enterprises, Inc.
(The "Corporation")

The undersigned, Bruce N. Barton (President) and On-Cha Barton (Secretary) of the Corporation do hereby certify:

That the board of Directors of the Corporation at a meeting duly convened and held on the 7th day of May, 1997, adopted a resolution to amend the original articles as follows:

Article 4 is hereby amended to read as follows:

"The Capital Stock of the corporation shall consist of 50,000,000 shares of common stock, $0.001 par value."

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the **Articles of Incorporation** are 3,000,000 that the said change(s) and amendment has been **consented to and approved** by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon."

Bruce N. Barton
President

On-Cha Barton
Secretary

State Of Nevada
County Of Clark } SS.

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
BRIDGET E. RICHARDS
My Appointment Expires Sept. 6, 2000

The undersigned Notary Public certified, deposes and states that Bruce N. Barton and On-Cha Barton, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President and Secretary respectively, this 7th day of May, 1997.

By ________
Notary Public-in and for said
County and State

RECEIVED
MAY 15 1997
SECRETARY OF STATE